As filed with the U.S. Securities and Exchange Commission on June 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1941186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Varick Street, Suite 301

New York, NY 10014

Telephone: (646) 747-7200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald Palmese, Jr., Esq.

Senior Vice President, General Counsel and Secretary

225 Varick Street, Suite 301

New York, NY 10014

Telephone: (646) 747-7241

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Cantone, Esq. Louis Rambo, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel (212) 969-3000 Fax (212) 969-2900

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one): ☐

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Securities covered by the Base Prospectus
Debt Securities	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Class A Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Depositary Shares	(1)	(1)	(1)	(2)
Warrants (3)	(1)	(1)	(1)	(2)
Rights (4)	(1)	(1)	(1)	(2)
Units (5)	(1)	(1)	(1)	(2)
Securities covered by the Resale Prospectus
Class A Common Stock, par value $0.001 per share	4,498,588 shares (6)	(7)	(7)	(7)

(1) Pursuant to General Instruction II.E. of Form S-3, an unspecified aggregate initial offering price or amount of the securities of each identified class of securities is being registered as may from time to time be offered and issued at indeterminate prices and amounts by Shake Shack Inc. or by selling securityholders. The proposed maximum offering price per security will be determined from time to time by Shake Shack Inc. in connection with, and at the time of, offering by Shake Shack Inc. of the securities registered hereby or by such selling securityholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2) In accordance with Rules 456(b) and 457(r) of the Securities Act, Shake Shack Inc. is deferring payment of all applicable registration fees of the securities being offered by Shake Shack Inc.

(3) Warrants may be offered and issued by Shake Shack Inc. representing rights to purchase debt securities, preferred stock, Class A Common Stock or depositary shares registered hereby.

(4) Rights may be offered and issued by Shake Shack Inc. to purchase Class A Common Stock and/or any of the other securities registered hereby.

(5) Units may be issued that may consist of any combination of the other securities registered hereby.

(6) With respect to this secondary offering, this registration statement registers 4,498,588 shares of Class A Common Stock, par value $0.001 per share, of Shake Shack Inc. Pursuant to Rule 416, this registration statement also relates to an indeterminate number of additional shares of Class A Common Stock which may be issued with respect to such shares of Class A Common Stock by way of stock splits, stock dividends, reclassifications or similar transactions.

(7) Pursuant to Rule 415(a)(6), Shake Shack Inc. includes on this registration statement 4,498,588 shares of Class A Common Stock to be offered by the selling stockholders for which a filing fee was previously paid or deemed to have been paid in connection with the filing of the Registration Statement (File No. 333-225528) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on June 8, 2018, and the filing fee previously paid will continue to apply to the Class A Common Stock to be offered by the selling stockholders. The Prior Registration Statement will be deemed terminated as of the filing date of this Registration Statement.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	A base prospectus (the “Base Prospectus”) which covers the offering, issuance and sale by us or the offering and sale by selling securityholders of the securities identified in the Base Prospectus from time to time in one or more offerings; and

•	A prospectus to be used for the offering and sale by the selling stockholders named in such prospectus of up to a maximum of 4,498,588 shares of our Class A Common Stock (the “Resale Prospectus”).

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the base prospectus. The Resale Prospectus immediately follows the Base Prospectus.

PROSPECTUS

Debt Securities

Preferred Stock

Class A Common Stock

Depositary Shares

Warrants

Rights

Units

Shake Shack Inc. (the "Company") or selling securityholders may, from time to time, offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering. We or selling securityholders may also offer securities upon conversion of debt securities or preferred stock or upon the exercise of warrants.

This prospectus provides a general description of the securities we or any selling securityholders may offer. We may provide the specific terms of the securities to be offered in prospectus supplements and/or in free writing prospectuses accompanying this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "SHAK." We have two classes of common stock: Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote on all matters presented to our stockholders generally. All of our Class B Common Stock is held by the Continuing SSE Equity Owners (as defined herein) on a one-to-one basis with the number of LLC Interests of SSE Holdings they own. See "Glossary" and "Prospectus Summary."

The last reported sale price of our Class A Common Stock on June 4, 2021 was $89.28 per share.

Investing in our securities involves certain risks. See "Risk Factors" beginning on page 2 of this prospectus and "Risk Factors" in our 2020 10-K (as defined herein), which is incorporated by reference herein, as well as in any other subsequently filed annual, quarterly or current reports and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A Common Stock and the distribution of this prospectus outside the United States.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration or continuous offering process. Under this shelf registration process, we and any selling securityholders may, from time to time, sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or any selling stockholders may offer. Each time we or any selling stockholders sells securities, pursuant to the registration statement of which this prospectus forms a part, we, such selling securityholders, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including any selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading "Incorporation by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information." This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context otherwise requires:

▪	“we,” “us,” “our,” the “Company,” “Shake Shack” and other similar references refer to Shake Shack Inc., and, unless otherwise stated, all of its subsidiaries, including SSE Holdings, LLC, which we refer to as “SSE Holdings,” and all of its subsidiaries. We are a holding company with no direct operations, and our principal asset is our equity interest in SSE Holdings. We also are the sole managing member of SSE Holdings.

▪	“Original SSE Equity Owners” refers to the owners of SSE Holdings prior to our IPO (as defined below), including the members of the Voting Group (as defined below).

▪	“Continuing SSE Equity Owners” refers to those Original SSE Equity Owners that continue to own LLC Interests (as defined below) as of the date of this prospectus and who may redeem their remaining LLC Interests for shares of our Class A Common Stock, including the Meyer Group (as defined below), certain affiliates of LGP (as defined below), and certain of our executive officers.

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▪	“Former SSE Equity Owners” refers to those (i) Original SSE Equity Owners who previously redeemed all of their LLC Interests for shares of our Class A Common Stock and (ii) affiliates of former members of SSE Holdings, which, immediately after our IPO, we issued shares of our Class A Common Stock to as merger consideration upon the acquisition by way of merger of these affiliates that were owned by such former members.

▪	"IPO" refers to the Company's IPO, which closed on February 4, 2015, of 5,750,000 shares of our Class A Common Stock at a public offering price of $21.00 per share.

▪	“LLC Interests” refers to the single class of common membership interests of SSE Holdings.

▪	“Voting Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust (the “Investment Trust”), (iii) the DHM 2012 Gift Trust U/A/D 10/31/12 (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary, which, together with Mr. Meyer and the Investment Trust, we refer to collectively as the “Meyer Group,” (iv) certain affiliates of Leonard Green & Partners, L.P., which we refer to as “LGP,” and (v) certain other Original SSE Equity Owners who are parties to the Stockholders Agreement, as amended, as described in “Certain Relationships and Related Party Transactions, and Director Independence—Stockholders Agreement” in our 2021 Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021 (the “2021 Proxy Statement”) incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2021, filed with the SEC on February 26, 2021 (the "2020 10-K"), each of which is incorporated by reference herein.

TRADEMARKS

This prospectus and the documents incorporated by reference herein include our trademarks, trade names and service marks, such as “Shake Shack®,” “ShackBurger®,” “®,” “” “Shack-Cago Dog®,” “SmokeShack®,” “ShackMeister®,” “Shack20®,” “Pooch-ini®” and “Stand for Something Good®,” which are protected under applicable intellectual property laws and are our property. This prospectus and the documents incorporated by reference herein also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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Prospectus Summary

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus and any accompanying prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

OVERVIEW OF SHAKE SHACK

Shake Shack is a modern day "roadside" burger stand serving a classic American menu of premium burgers, chicken sandwiches, hot dogs, crinkle cut fries, shakes, frozen custard, beer and wine. Originally founded in 2001 by Danny Meyer's Union Square Hospitality Group ("USHG"), which owns and operates some of New York City's most acclaimed and popular restaurants — such as Union Square Cafe, Gramercy Tavern and Maialino, to name a few — Shake Shack began as a hot dog cart to support the rejuvenation of New York City's Madison Square Park through its Conservancy's first art installation, "I  Taxi." The cart was an instant success, with lines forming daily throughout the summer months over the next three years. In response, the city's Department of Parks and Recreation awarded Shake Shack a contract to create a kiosk to help fund the park's future. In 2004, Shake Shack officially opened. It soon became a gathering place for locals and visitors alike, and a beloved New York City institution, garnering significant media attention, critical acclaim and a passionately-devoted following. Since its inception, Shake Shack has grown rapidly — with approximately 320 locations in 30 U.S. States and the District of Columbia, including more than 100 international locations including London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more — and we continue to expand globally bringing the Shake Shack experience to new guests around the world.

OUR CORPORATE INFORMATION

Shake Shack Inc. was incorporated as a Delaware corporation on September 23, 2014. Our corporate headquarters are located at 225 Varick Street, Suite 301, New York, New York 10014. Our telephone number is (646) 747-7200. Our principal website address is www.shakeshack.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, all of the information included or incorporated by reference in this prospectus and in the applicable prospectus supplement. In particular, you should consider the matters discussed under "Risk Factors" in our most recent Annual Report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, as well as other risk factors described under "Risk Factors" in any prospectus supplement and under a similar heading in other documents that are incorporated by reference in this prospectus. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In that case, the trading price of our Class A Common Stock or our other securities could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, outlook and plans and objectives of management for future operations, including, among others, statements regarding expected new Shack openings, expected same-Shack sales growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

▪	the ongoing implications of the novel coronavirus (COVID-19) on our business and operations, which include, among other things, reduced customer traffic at our restaurants, potential increases in commodity costs, closures of or reduced operating hours at our affected restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include potential inability to obtain supplies, increases in commodity costs and our ability to comply with covenants under our credit facility;

▪	our inability to successfully identify and secure appropriate sites and timely develop and expand our operations;

▪	our inability to protect our brand and reputation;

▪	our failure to prevent food safety and food-borne illness incidents;

▪	shortages or interruptions in the supply or delivery of food products;

▪	our inability to maintain our international supply chain;

▪	our dependence on a small number of suppliers and a single distribution company for the majority of our domestic distribution needs;

▪	our inability to protect against security breaches of confidential guest information;

▪	competition from other restaurants;

▪	changes in consumer tastes and nutritional and dietary trends;

▪	our inability to manage our growth;

▪	our inability to open profitable Shacks;

▪	our failure to generate projected same-Shack sales growth;

▪	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

▪	our dependence on long-term non-cancelable leases;

▪	our failure to meet the operational and financial performance guidance we provide to the public;

▪	our dependence on key members of our executive management team;

▪	our inability to identify qualified individuals for our workforce;

▪	labor relations difficulties;

▪	our vulnerability to increased food commodity and energy costs;

▪	our vulnerability to health care costs and labor costs;

▪	our vulnerability to global financial market conditions, including the continuing effects from the recent recession;

▪	our sale of alcoholic beverages;

▪	our dependence on a limited number of licensees;

▪	our inability to maintain good relationships with our licensees;

▪	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

▪	our ability to adequately protect our intellectual property;

▪	our business model being susceptible to litigation;

▪	failure to obtain and maintain required licenses and permits to comply with alcoholic beverage or food control regulations;

▪	our vulnerability to adverse weather conditions in local or regional areas where our Shacks are located; and

▪	our realization of any benefit from the tax receivable agreement entered into with the Continuing SSE Equity Owners and our organizational structure.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference into this prospectus primarily on current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus and any accompanying prospectus supplement entitled "Risk Factors" and under a similar heading in documents incorporated by reference into this prospectus. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Description of Capital Stock

The following descriptions of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Second Amended and Restated Bylaws (“Bylaws”) are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of Class A Common Stock, par value $0.001 per share, 35,000,000 shares of Class B Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock.

Common Stock

As of May 26, 2021, there are 39,117,154 shares of our Class A Common Stock issued and outstanding and 2,921,588 shares of our Class B Common Stock issued and outstanding.

Class A Common Stock

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share. Holders of our Class A Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of Class A Common Stock share ratably (based on the number of shares of Class A Common Stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of Class A Common Stock will be entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other Matters

Shares of Class A Common Stock are not subject to redemption and do not have preemptive rights to purchase additional shares of Class A Common Stock. Holders of shares of our Class A Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. All the outstanding shares of Class A Common Stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B Common Stock with LLC Interests

Shares of Class B Common Stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by the Continuing SSE Equity Owners and the number of shares of Class B Common Stock held by the Continuing SSE Equity Owners. Shares of Class B Common Stock are transferable only together with an equal number of LLC Interests. Shares of Class B Common Stock will be cancelled on a one-for-one basis if there is a redemption, or exchange, of LLC Interests of such Continuing SSE Equity Owners pursuant to the terms of the SSE Holdings LLC Agreement.

Voting Rights

Holders of Class B Common Stock are entitled to cast one vote per share, with the number of shares of Class B Common Stock held by each Continuing SSE Equity Owner being equivalent to the number of LLC Interests held by such Continuing SSE Equity Owner. Holders of our Class B Common Stock are not entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Class B Common Stock do not participate in any dividend declared by the board of directors.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of Class B Common Stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our Certificate of Incorporation and the SSE Holdings LLC Agreement, each holder of Class B Common Stock agrees that:

▪	the holder will not transfer any shares of Class B Common Stock to any person unless the holder transfers an equal number of LLC Interests to the same person; and

▪	in the event the holder transfers any LLC Interests to any person, the holder will transfer an equal number of shares of Class B Common Stock to the same person.

Other Matters

Shares of Class B Common Stock are not subject to redemption rights and do not have preemptive rights to purchase additional shares of Class B Common Stock. Holders of shares of our Class B Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. All outstanding shares of Class B Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.

Exclusive Venue

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware ("DGCL") or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We believe that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Pursuant to the terms of the Stockholders Agreement, directors designated by the Meyer Group or LGP may only be removed with or without cause by the request of the party entitled to designate such director. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of at least a majority of the confirmed voting power of our Class A Common Stock and Class B Common Stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Certificate of Incorporation provides that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Certificate of Incorporation provides that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholder action by written consent is permitted only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66-2⁄3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 66-2/3% of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Certificate of Incorporation described above.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, we are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with any ‘‘interested stockholder’’ for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A ‘‘business combination’’ includes, among other things, a merger or consolidation involving us and the ‘‘interested stockholder’’ and the sale of more than 10% of our assets. In general, an ‘‘interested stockholder’’ is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. In connection with our, we entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

▪	any breach of his duty of loyalty to us or our stockholders;

▪	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

▪	any transaction from which the director derived an improper personal benefit; or

▪	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunities

In recognition that partners, principals, directors, officers, members, managers and/or employees of the Original SSE Equity Owners and their affiliates and investment funds, which we refer to as the Corporate Opportunity Entities, may serve as our directors and/or officers, and that the Corporate Opportunity Entities may engage in activities or lines of business similar to those in which we engage, our amended and restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Corporate Opportunity Entities. Specifically, none of the Corporate Opportunity Entities has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director of our Company who is also a partner, principal, director, officer, member, manager or employee of any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Corporate Opportunity Entity, we will not have any expectancy in such corporate opportunity. In the event that any other director of ours acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us we will not have any expectancy in such corporate opportunity unless such potential transaction or matter was presented to such director expressly in his or her capacity as such.

By becoming a stockholder in our Company, you will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Any amendment to the foregoing provisions of our amended and restated certificate of incorporation requires the affirmative vote of at least 66-2/3% of the votes which all our stockholders would be entitled to cast in any annual election of directors.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Shake Shack. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See "—Exclusive Venue’’ above.

Stockholders Agreement

In connection with our IPO, the Company entered into the Stockholders Agreement with the Voting Group pursuant to which the Voting Group has specified board representation rights, governance rights and other rights. See ‘‘Certain Relationships and Related Party Transactions, and Director Independence—Stockholders Agreement" in our 2021 Proxy Statement.

Registration Rights Agreement

In connection with our IPO, the Company entered into the Registration Rights Agreement with the Original SSE Equity Owners pursuant to which the Original SSE Equity Owners have specified rights to require the Company to register all or any portion of their shares under the Securities Act. See ‘‘Certain Relationships and Related Party Transactions, and Director Independence—Registration Rights Agreement" in our 2021 Proxy Statement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is American Stock Transfer & Trust Company, LLC.

The New York Stock Exchange

Our Class A Common Stock is listed on the NYSE under the symbol "SHAK."

Description of Debt Securities

We may offer unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and a trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The following briefly summarizes the material provisions of the form of indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, as well as the indenture and supplemental indenture, if any, will be filed with the SEC at the time of the offering.

Brief Description of the Debt Securities

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	any limit on the aggregate principal amount;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•	any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Description of Warrants

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Brief Description of the Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at the exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of debt warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants;

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement.

Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Brief Description of the Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our preferred stock, common stock, depositary shares or units. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Depositary Shares

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Description of Rights

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of Units

This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.

General

We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If this prospectus is used by selling securityholders for the resale of any securities registered under this registration statement pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

Plan of Distribution

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the selling securityholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers may engage in passive market making transactions in the common stock on in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our Class A Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Proskauer Rose LLP, New York, New York.

Experts

The consolidated financial statements of Shake Shack Inc. appearing in Shake Shack Inc.’s Annual Report (Form 10-K) for the year ended December 30, 2020, and the effectiveness of Shake Shack Inc. internal control over financial reporting as of December 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 30, 2020, filed with the SEC on February 26, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2020 from our definitive proxy statement on Schedule 14A relating to our 2021 Annual Meeting of Stockholders, filed with the SEC on April 29, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 7, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2021, March 4, 2021, and March 29, 2021; and

•	the description of our Class A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-36749), filed with the SEC on January 28, 2015, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Shake Shack Inc.

225 Varick Street, Suite 301

New York, NY 10014

Where You Can Find More Information

This prospectus is part of a registration statement filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained or incorporated in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.shakeshack.com when such reports are made available on the SEC's website. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Debt Securities

Preferred Stock

Class A Common Stock

Depositary Shares

Warrants

Rights

Units

Prospectus

June 7, 2021

PROSPECTUS

4,498,588 Shares

of Class A Common Stock

Offered, from time to time, by the Selling Stockholders

This prospectus relates to the resale from time to time of up to 4,498,588 shares of Class A Common Stock, par value $0.001 per share of Shake Shack Inc. (the “Company”) by the selling stockholders identified in this prospectus. Out of the 4,498,588 shares of our Class A Common Stock that our selling stockholders may offer and sell, (i) 1,577,000 shares of our Class A Common Stock were previously issued to certain of our selling stockholders and (ii) the remaining 2,921,588 shares of Class A Common Stock will be issued by us from time to time to certain of our stockholders who are also the holders of LLC Interests of SSE Holdings upon the redemption by such stockholders of an equivalent number of LLC Interests of SSE Holdings (and the surrender and cancellation of an equivalent number of shares of Class B Common Stock, par value $0.001 per share, of the Company).

We will not receive any proceeds from the resale of shares of Class A Common Stock from time to time by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "SHAK." We have two classes of common stock: Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote on all matters presented to our stockholders generally. All of our Class B Common Stock is held by the Continuing SSE Equity Owners (as defined herein) on a one-to-one basis with the number of LLC Interests of SSE Holdings they own. See "Glossary" and "Prospectus Summary."

The last reported sale price of our Class A Common Stock on June 4, 2021 was $89.28 per share.

Investing in our Class A Common Stock involves certain risks. See "Risk Factors" beginning on page 3 of this prospectus and "Risk Factors" in our 2020 10-K (as defined herein), which is incorporated by reference herein, as well as in any other subsequently filed annual, quarterly or current reports filed after the date hereof and incorporated by reference into this prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A Common Stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration or continuous offering process. Both this prospectus and any accompanying prospectus supplement include or incorporate by reference important information about us, our common stock and other information you should know before investing.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading "Incorporation by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information." This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context otherwise requires:

▪	“we,” “us,” “our,” the “Company,” “Shake Shack” and other similar references refer to Shake Shack Inc., and, unless otherwise stated, all of its subsidiaries, including SSE Holdings, LLC, which we refer to as “SSE Holdings,” and all of its subsidiaries. We are a holding company with no direct operations, and our principal asset is our equity interest in SSE Holdings. We also are the sole managing member of SSE Holdings.

▪	“Original SSE Equity Owners” refers to the owners of SSE Holdings prior to our IPO (as defined below), including the members of the Voting Group (as defined below).

▪	“Continuing SSE Equity Owners” refers to those Original SSE Equity Owners that continue to own LLC Interests (as defined below) as of the date of this prospectus and who may redeem their remaining LLC Interests for shares of our Class A Common Stock, including the Meyer Group (as defined below), certain affiliates of LGP (as defined below), and certain of our executive officers.

▪	“Former SSE Equity Owners” refers to those (i) Original SSE Equity Owners who previously redeemed all of their LLC Interests for shares of our Class A Common Stock and (ii) affiliates of former members of SSE Holdings, which, immediately after our IPO, we issued shares of our Class A Common Stock to as merger consideration upon the acquisition by way of merger of these affiliates that were owned by such former members.

▪	"IPO" refers to the Company's IPO, which closed on February 4, 2015, of 5,750,000 shares of our Class A Common Stock at a public offering price of $21.00 per share.

ii

▪	“LLC Interests” refers to the single class of common membership interests of SSE Holdings.

▪	"selling stockholders" refers to the existing stockholders who may offer or sell shares of Class A Common Stock pursuant to this prospectus, as identified in "Selling Stockholders," comprised of (i) the Continuing SSE Equity Owners who prior to the consummation of any offering or sale will redeem their LLC Interests for shares of Class A Common Stock as described in the "Prospectus Summary—The Offering", (ii) the Former SSE Equity Owners, and (iii) any stockholders who received shares of Class A Common Stock as a result of the Reorganization of USC.

▪	“Voting Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust (the “Investment Trust”), (iii) the DHM 2012 Gift Trust U/A/D 10/31/12 (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary, which, together with Mr. Meyer and the Investment Trust, we refer to collectively as the “Meyer Group,” (iv) certain affiliates of Leonard Green & Partners, L.P., which we refer to as “LGP,” and (v) certain other Original SSE Equity Owners who are parties to the Stockholders Agreement, as amended, as described in “Certain Relationships and Related Party Transactions, and Director Independence—Stockholders Agreement” in our 2021 Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021 (the “2021 Proxy Statement”) incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2021, filed with the SEC on February 26, 2021 (the "2020 10-K"), each of which is incorporated by reference herein.

TRADEMARKS

This prospectus and the documents incorporated by reference herein include our trademarks, trade names and service marks, such as “Shake Shack®,” “ShackBurger®,” “®,” “” “Shack-Cago Dog®,” “SmokeShack®,” “ShackMeister®,” “Shack20®,” “Pooch-ini®” and “Stand for Something Good®,” which are protected under applicable intellectual property laws and are our property. This prospectus and the documents incorporated by reference herein also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

iii

Prospectus Summary

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A Common Stock. You carefully should read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

OVERVIEW OF SHAKE SHACK

Shake Shack is a modern day "roadside" burger stand serving a classic American menu of premium burgers, chicken sandwiches, hot dogs, crinkle cut fries, shakes, frozen custard, beer and wine. Originally founded in 2001 by Danny Meyer's Union Square Hospitality Group ("USHG"), which owns and operates some of New York City's most acclaimed and popular restaurants — such as Union Square Cafe, Gramercy Tavern and Maialino, to name a few — Shake Shack began as a hot dog cart to support the rejuvenation of New York City's Madison Square Park through its Conservancy's first art installation, "I Y Taxi." The cart was an instant success, with lines forming daily throughout the summer months over the next three years. In response, the city's Department of Parks and Recreation awarded Shake Shack a contract to create a kiosk to help fund the park's future. In 2004, Shake Shack officially opened. It soon became a gathering place for locals and visitors alike, and a beloved New York City institution, garnering significant media attention, critical acclaim and a passionately-devoted following. Since its inception, Shake Shack has grown rapidly — with approximately 320 locations in 30 U.S. States and the District of Columbia, including more than 100 international locations including London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more — and we continue to expand globally bringing the Shake Shack experience to new guests around the world.

OUR CORPORATE INFORMATION

Shake Shack Inc. was incorporated as a Delaware corporation on September 23, 2014. Our corporate headquarters are located at 225 Varick Street, Suite 301, New York, New York 10014. Our telephone number is (646) 747-7200. Our principal website address is www.shakeshack.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

1

THE OFFERING

Class A Common Stock to be offered by the selling stockholders	4,498,588 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock covered by this prospectus.

New York Stock Exchange Trading Symbol	“SHAK.”

The selling stockholders named in this prospectus may offer and sell up to 4,498,588 shares of our Class A Common Stock. Throughout this prospectus, when we refer to the shares of our Class A Common Stock being registered on behalf of the selling stockholders, we are referring to shares of Class A Common Stock reported to us as held by the selling stockholders.

When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

2

Risk Factors

Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, as well as other risk factors described under "Risk Factors" in any prospectus supplement and under a similar heading in other documents that are incorporated by reference in this prospectus. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

3

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, outlook and plans and objectives of management for future operations, including, among others, statements regarding expected new Shack openings, expected same-Shack sales growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

▪	the ongoing implications of the novel coronavirus (COVID-19) on our business and operations, which include, among other things, reduced customer traffic at our restaurants, potential increases in commodity costs, closures of or reduced operating hours at our affected restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include potential inability to obtain supplies, increases in commodity costs and our ability to comply with covenants under our credit facility;

▪	our inability to successfully identify and secure appropriate sites and timely develop and expand our operations;

▪	our inability to protect our brand and reputation;

▪	our failure to prevent food safety and food-borne illness incidents;

▪	shortages or interruptions in the supply or delivery of food products;

▪	our inability to maintain our international supply chain;

▪	our dependence on a small number of suppliers and a single distribution company for the majority of our domestic distribution needs;

▪	our inability to protect against security breaches of confidential guest information;

▪	competition from other restaurants;

▪	changes in consumer tastes and nutritional and dietary trends;

▪	our inability to manage our growth;

▪	our inability to open profitable Shacks;

▪	our failure to generate projected same-Shack sales growth;

▪	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

▪	our dependence on long-term non-cancelable leases;

▪	our failure to meet the operational and financial performance guidance we provide to the public;

4

▪	our dependence on key members of our executive management team;

▪	our inability to identify qualified individuals for our workforce;

▪	labor relations difficulties;

▪	our vulnerability to increased food commodity and energy costs;

▪	our vulnerability to health care costs and labor costs;

▪	our vulnerability to global financial market conditions, including the continuing effects from the recent recession;

▪	our sale of alcoholic beverages;

▪	our dependence on a limited number of licensees;

▪	our inability to maintain good relationships with our licensees;

▪	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

▪	our ability to adequately protect our intellectual property;

▪	our business model being susceptible to litigation;

▪	failure to obtain and maintain required licenses and permits to comply with alcoholic beverage or food control regulations;

▪	our vulnerability to adverse weather conditions in local or regional areas where our Shacks are located; and

▪	our realization of any benefit from the tax receivable agreement entered into with the Continuing SSE Equity Owners and our organizational structure.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference into this prospectus primarily on current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus and any accompanying prospectus supplement entitled "Risk Factors" and under a similar heading in documents incorporated by reference into this prospectus. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

5

Use Of Proceeds

We will not receive any proceeds from the sale of Class A Common Stock from time to time by the selling stockholders of any of the shares of Class A Common Stock offered pursuant to this prospectus. The selling stockholders will receive all of the net proceeds from any such offer and sale.

6

Selling Stockholders

The selling stockholders named below may, from time to time, offer or sell pursuant to this prospectus up to an aggregate of 4,498,588 shares of Class A Common Stock. The table below describes, as of May 26, 2021, each selling stockholder’s beneficial ownership of shares of our Class A Common Stock and shares of our Class B Common Stock (a) according to the information available to us as of the date of this prospectus and (b) assuming each selling stockholder (i) has redeemed all LLC Interests held by such selling stockholder and (ii) has sold all of its shares of Class A Common Stock pursuant to this prospectus.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A Common Stock that will be held by the selling stockholders upon termination of any particular offering or sale. See “Plan of Distribution.” When we refer to the selling stockholders in this prospectus, we mean the entities listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

All Continuing SSE Equity Owners are entitled to have their LLC Interests redeemed for Class A Common Stock on a one-for-one basis, or, at the option of Shake Shack, cash equal to the market value of the applicable number of shares of our Class A Common Stock. At Shake Shack's election, Shake Shack may effect a direct exchange, rather than a redemption, of such shares of Class A Common Stock or such cash for such LLC Interests. In connection with our IPO, we issued to each Continuing SSE Equity Owner for nominal consideration one share of Class B Common Stock for each LLC Interest it owned. As a result, the number of shares of Class B Common Stock listed in the table below equals the number of LLC Interests each such Continuing SSE Equity Owner owns.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Any selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Based upon the applicable facts and circumstances, including when and how each selling stockholder's respective shares of Class A Common Stock were acquired, none of the selling stockholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

For information regarding material relationships and transactions between us and the selling stockholders, see the “Certain Relationships and Related Transactions, and Director Independence” section of our 2020 10-K and any disclosure under a similar heading in the documents incorporated by reference in this prospectus.

Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

7

	LLC Interests (and an equivalent amount of shares of Class B Common Stock) held prior to the offering		LLC Interests to be exchanged (and an equivalent amount of shares of Class B Common Stock to be surrendered and cancelled) in the offering(+)(1)		LLC Interests (and an equivalent amount of shares of Class B Common Stock) held after the offering(+)		Shares of Class A Common Stock held prior to the offering (^)			Shares of Class A Common Stock that may be sold in the offering(‡)		Shares of Class A Common Stock held after the offering(!)
Name and address of beneficial owner(2)	(#)	(% of LLC Interests outstanding)	(#)	(% of Class A Common Stock outstanding)(3)	(#)	(% of Class A Common Stock outstanding)(3)	(#)		(%)(4)	(#)	(%)(3)	(#)	(%)(3)
ALWM Qualified Minor’s Trust Dated 12/22/05	2,738	*	2,738	*	—	—	7,800		*	10,538	*	—	—
Ashley Campbell	15,235	*	15,235	*	—	—	—		—	15,235	*	—	—
Beth Stephens	2,000	*	2,000	*	—	—	2,688		*	4,688	*	—	—
CBM Qualified Minor’s Trust Dated 11/23/05	—	—	—	—	—	—	22,176	(5)	*	21,876	*	300	*
Daniel Meyer and Affiliates:
Daniel H. Meyer Gift Trust U/A/D 10/31/12(6)	1,861,057	4.4%	1,861,057	4.4%	—	—	—		—	1,861,057	4.8%	—	—
David A. Swinghamer and Affiliate:
David A. Swinghamer	162,167	*	162,167	*	—	—	210,000		*	372,167	*	—	—
David A. Swinghamer Grat	20,000	*	20,000	*	—	—	—		—	20,000	*	—	—
Erin Moran	1	*	1	*	—	—	76,684		*	76,685	—	—	—
GVM Qualified Minor’s Trust Dated 11/23/05	—	—	—	—	—	—	22,176	(5)	*	21,876	*	300	*
HLM Qualified Minor’s Trust Dated 11/23/05	—	—	—	—	—	—	22,176	(5)	*	21,876	*	300	*
ILWM Qualified Minor’s Trust Dated 12/22/05	3,088	*	3,088	*	—	—	2,650	(5)	*	2,350	*	300	*
Jamie Welch & Fiona Angelini	—	—	—	—	—	—	78,092	(5)	*	73,092	—	5,000	—
Jean Polsky Investment Trust Dated 3/21/97	—	—	—	—	—	—	5,144	(5)	*	4,844	*	300	*
Joan W. Harris Revocable Trust Dated 4/1/93	9,751	*	9,751	*	—	—	24,900		*	34,651	*	—	—
Karen Kochevar	15,000	*	15,000	*	—	—	2,500		*	17,500	*	—	—
Laura Sloate	120,074	*	120,074	*	—	—	160,000		*	280,074	*	—	—
Marc Weiss Revocable Trust U/A/D 8/11/2003	—	—	—	—	—	—	6,854	(5)	*	6,354	*	500	*
Orrin Devinsky	22,744	*	22,744	*	—	—	—		—	22,744	*	—	—
PEM Qualified Minor’s Trust Dated 11/23/05	—	—	—	—	—	—	22,176	(5)	*	21,876	*	300	*
Randy Garutti and Affiliate:
Randy Garutti	254,051	*	254,051	*	—	—	520,000		*	774,051	*	—	—

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	LLC Interests (and an equivalent amount of shares of Class B Common Stock) held prior to the offering		LLC Interests to be exchanged (and an equivalent amount of shares of Class B Common Stock to be surrendered and cancelled) in the offering(+)(1)		LLC Interests (and an equivalent amount of shares of Class B Common Stock) held after the offering(+)		Shares of Class A Common Stock held prior to the offering (^)			Shares of Class A Common Stock that may be sold in the offering(‡)		Shares of Class A Common Stock held after the offering(!)
Name and address of beneficial owner(2)	(#)	(% of LLC Interests outstanding)	(#)	(% of Class A Common Stock outstanding)(3)	(#)	(% of Class A Common Stock outstanding)(3)	(#)		(%)(4)	(#)		(#)	(%)(3)
The Randall J. Garutti 2014 GST Trust(7)	55,972	*	55,972	*	—	—	—		—	55,972	*	—	—
Nancy Meyer and Affiliate:			—	—	—
Nancy Meyer	27,000	*	27,000	*	—	—	7,178		*	34,178	*	—	—
Thomas Meyer	8,576	*	8,576	*	—	—	17,200		*	25,776	*	—	—
Richard Coraine and Affiliate:
Richard Coraine	107,924	*	107,924	*	—	—			*	107,924	*	—	—
Richard D. Coraine 2012 Family Trust(8)	194,401	*	194,401	*	—	—	10,000		*	204,401	*	—	—
Robert Vivian	—	—	—	—	—	—	121,002	(9)	*	101,702	*	19,300	*
Roxanne H. Frank Revocable Trust Dated 9/30/75	31,778	*	31,778	*	—	—	44,000		*	75,778	*	—	—
Thomas O’Neal Ryder Family Trust	—	—	—	—	—	—	191,628		*	191,628	*	—	—
VHP Special Trust For Jack Dated 12/31/12	—	—	—	—	—	—	29,664		*	29,664		—	—
Walter Robb	8,031	*	8,031	*	—	—	—		—	8,031	*	—	—

9

*	Represents beneficial ownership of less than 1%.

(+)	Continuing SSE Equity Owners will redeem (or exchange), on a one-for-one basis, their LLC Interests for newly-issued shares of Class A Common Stock, to the extent they offer or sell shares of Class A Common Stock pursuant to this prospectus (and an equivalent number of shares of Class B Common Stock held by such selling stockholders will be surrendered and cancelled in connection with each such LLC Interest exchange). See “Certain Relationships and Related Transactions, and Director Independence—SSE Holdings LLC Agreement—LLC Interest Redemption Right” in our 2021 Proxy Statement.

(^)	Comprises (i) shares of Class A Common Stock acquired under the Company's Directed Share Program, (ii) shares of Class A Common Stock previously issued to the Former SSE Equity Owners, (iii) shares of Class A Common Stock acquired as a result of the Reorganization of USC, and (iv) shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

(‡)	Comprises (i) shares of Class A Common Stock to be offered or sold by the Continuing SSE Equity Owners after giving effect to the redemption (or exchange) of their respective LLC Interests, (ii) shares of Class A Common Stock previously issued to the Former SSE Equity Owners, and (iii) shares of Class A Common Stock acquired as a result of the Reorganization of USC. None of the (x) shares of Class A Common Stock acquired under the Company's Directed Share Program or (y) shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days (other than the shares after giving effect to the redemption or exchaange of LLC Interests) will be sold in the offering.

(!)	Assumes the sale by the selling stockholders of all shares of Class A Common Stock registered pursuant to this prospectus.

(1)	Assumes all LLC Interests are redeemed (or exchanged) (and all shares of Class B Common Stock are surrendered and cancelled) for shares of Class A Common Stock.

(2)	Unless otherwise noted, the address for each selling stockholder listed on the table is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014.

(3)	Percentage of ownership calculated after adding the total number of shares of Class A Common Stock issued upon exchange of all outstanding LLC Interests held by the Continuing SSE Equity Owners to the existing number of shares of Class A Common Stock outstanding as of May 26, 2021.

(4)	Percentage of ownership calculated against the total number of shares of Class A Common Stock outstanding as of May 26, 2021.

(5)	Includes shares of Class A Common Stock acquired under the Company’s Directed Share Program.

(6)	Mr. Meyer’s spouse is a trustee and beneficiary of the DHM 2012 Gift Trust U/A/D 10/31/12.

(7)	Mr. Garutti’s spouse is a trustee and beneficiary of the Randall J. Garutti 2014 GST Trust.

(8)	Mr. Coraine’s spouse is a trustee and beneficiary of the Richard D. Coraine 2012 Family Trust.

(9)	Includes (i) 119,133 shares of Class A Common Stock acquired under the Company’s Directed Share Program and (ii) 1,869 shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

10

Redemptions or Exchanges of Llc Interests for Class A Common Stock

Out of the 4,498,588 shares of Class A Common Stock that may be sold hereby, an aggregate of 2,921,588 shares of Class A Common Stock are issuable by us upon the redemptions by the Continuing SSE Equity Owners of an equivalent number of currently outstanding LLC Interests (and the surrender and cancellation of an equivalent number of shares of Class B Common Stock).

The Continuing SSE Equity Owners, from time to time, pursuant to the SSE Holdings LLC Agreement, may require SSE Holdings to redeem all or a portion of their LLC Interests for newly-issued shares of Class A Common Stock, which Shake Shack would contribute to SSE Holdings on a one-for-one basis. Shake Shack may, at its election, instead settle any redemption request by making a cash payment in accordance with the terms of the LLC Agreement. Share settlement will be the default payment unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, Shake Shack would issue new shares of Class A Common Stock and use the proceeds from the sale of these newly-issued shares of Class A Common Stock to fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, a Continuing SSE Equity Owner has the option to rescind its redemption request within a specified time period.

Each of the currently outstanding LLC Interests described above is paired with one share of our Class B Common Stock that will be surrendered and cancelled in connection with the redemption of such LLC Interests and the issuance of an equivalent number of shares of Class A Common Stock.

Shake Shack may, at its election, effect direct exchanges of LLC Interests with the Continuing SSE Equity Owners, rather than a redemption of LLC Interests by SSE Holdings, for either shares of Class A Common Stock or a cash payment.

When Continuing SSE Equity Owners redeem, or exchange, LLC Interests for shares of Class A Common Stock, Shake Shack receives an equivalent amount of LLC Interests, increasing its total ownership interest in SSE Holdings.

11

Plan of Distribution

The selling stockholders may sell all or a portion of the shares of Class A Common Stock described in this prospectus and any accompanying prospectus supplement. The selling stockholders, including their donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus if and when necessary or required.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Some of the shares of Class A Common Stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

12

If the selling stockholders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholder, the number of shares of Class A Common Stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of Class A Common Stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of Class A Common Stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by any one or more financial institutions.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time pursuant to this prospectus or any prospectus supplement under Rule 424(b)(3) or other applicable provision under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any such broker-dealer will be named as an underwriter in a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus is a part, and any discounts and commissions to be paid to any such broker-dealer will be disclosed therein. At the time a particular offering of the shares of Class A Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers.

There can be no assurance that any selling stockholders will sell any or all of the shares of Class A Common Stock covered by this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in market-making activities with respect to the shares of Class A Common Stock. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

13

We will not receive any cash proceeds from our issuance of shares of Class A Common Stock to the selling stockholders or the sale by the selling stockholders of our shares of Class A Common Stock pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A Common Stock pursuant to this prospectus. We may be required to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we or they may be entitled to contribution.

14

Legal Matters

The validity of the shares of Class A Common Stock offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.

Experts

The consolidated financial statements of Shake Shack Inc. appearing in Shake Shack Inc.’s Annual Report (Form 10-K) for the year ended December 30, 2020, and the effectiveness of Shake Shack Inc. internal control over financial reporting as of December 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 30, 2020, filed with the SEC on February 26, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2020 from our definitive proxy statement on Schedule 14A relating to our 2021 Annual Meeting of Stockholders, filed with the SEC on April 29, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 7, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2021, March 4, 2021, and March 29, 2021; and

•	the description of our Class A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-36749), filed with the SEC on January 28, 2015, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

15

Shake Shack Inc.

225 Varick Street, Suite 301

New York, NY 10014

16

Where You Can Find More Information

This prospectus is part of a registration statement filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained or incorporated in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.shakeshack.com when such reports are made available on the SEC's website. The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

17

4,498,588 Shares

of Class A Common Stock

Offered, from time to time, by the Selling Stockholders

Prospectus

June 7, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offer and sale of the securities described in this registration statement, other than any underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	(1)
Legal fees and expenses	(2)
Accountants' fees and expenses	(2)
Trustees’ fees and expenses	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)
Total expenses (3)	$(2)

(1) We are registering an indeterminate amount of securities under this registration statement, and. in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. The secondary offering of 4,498,588 shares of Class A Common Stock by the selling stockholders was previously registered under a prior registration statement and in accordance with Rule 415(a)(6) under the Securities Act, no additional registration fee with respect to such shares is due in connection with the filing of this registration statement.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(3) Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware ("DGCL") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation and bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the Indemnitee and for the reimbursement to us if it is found that such Indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registration Rights Agreement between us and the selling stockholders provides for cross-indemnification in connection with registration of our Class A Common Stock on behalf of such selling stockholders.

Any underwriting agreements that we may enter into may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits Index

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
1.1	*	Form of Underwriting Agreement
4.1		Amended and Restated Certificate of Incorporation of Shake Shack Inc., effective February 4, 2015	8-K	3.1	2/10/2015
4.2		Second Amended and Restated Bylaws of Shake Shack Inc., dated October 1, 2019.	8-K	3.1	10/4/2019
4.3		Form of Class A Common Stock Certificate	S-1/A	4.1	1/28/2015
4.4		Form of Indenture				#
4.5		Form of Note				#
4.6	*	Specimen of certificate representing preferred stock, par value $.001 per share
4.7	*	Form of Warrant Agreement
4.8	*	Form of Warrant Certificate (to be included in Exhibit 4.7)
4.9	*	Form of Deposit Agreement
4.10	*	Form of Depositary Receipt (to be included in Exhibit 4.9)
4.11	*	Form of Rights Agreement
4.12	*	Form of Rights Certificate (to be included in Exhibit 4.11)
4.13	*	Form of Unit Agreement
4.14	*	Form of Unit Certificate (to be included in Exhibit 4.13)
4.15		Third Amended and Restated Limited Liability Company Agreement of SSE Holdings, LLC, dated February 4, 2015 by and among SSE Holdings, LLC and its Members	8-K	10.3	2/10/2015
4.16		Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of SSE Holdings, LLC, dated March 7, 2016, but effective as of February 5, 2015	POS AM	10.1.1	3/10/2016
4.17		Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of SSE Holdings, LLC, dated February 6, 2017	10-K	10.1.2	3/13/2017
4.18		Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of SSE Holdings, LLC, dated March 31, 2020	10-Q	10.1	7/31/2020
4.18		Registration Rights Agreement, dated February 4, 2015, by and among Shake Shack Inc. and each other person identified on the schedule of investors attached thereto	8-K	10.2	2/10/2015
4.19		Amendment No. 1 to Registration Rights Agreement, dated and effective as of October 8, 2015, by and among Shake Shack Inc., the Continuing SSE Equity Owners and affiliates of the Former SSE Equity Owners	10-Q	10.2	11/6/2015
5.1		Opinion of Proskauer Rose LLP				#
23.1		Consent of Independent Registered Public Accounting Firm				#

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
23.3		Consent of Proskauer Rose LLP (included in Exhibit 5.1)				#
24.1		Power of Attorney (incorporated by reference to the signature page)				#
25.1	**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture

#	Filed herewith.
*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining the liability of the registrant under the Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

iii)	The portion of any other free writing prospectus relating to the offering contained material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on this 7th day of June, 2021.

Shake Shack Inc.

By:	/s/ Randy Garutti
Randy Garutti
Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Shake Shack Inc. hereby severally constitute and appoint Randy Garutti, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Randy Garutti	Chief Executive Officer and Director
Randy Garutti	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 7, 2021

/s/ Daniel Meyer	Chairman of the Board of Directors	June 7, 2021
Daniel Meyer

/s/ Sumaiya Balbale	Director	June 7, 2021
Sumaiya Balbale

/s/ Anna Fieler	Director	June 7, 2021
Anna Fieler

/s/ Jeff Flug	Director	June 7, 2021
Jeff Flug

/s/ Jenna Lyons	Director	June 7, 2021
Jenna Lyons

/s/ Joshua Silverman	Director	June 7, 2021
Joshua Silverman

/s/ Jonathan D. Sokoloff	Director	June 7, 2021
Jonathan D. Sokoloff

/s/ Bert Vivian	Director	June 7, 2021
Bert Vivian

/s/ Tristan Walker	Director	June 7, 2021
Tristan Walker